UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 26, 2008

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard
Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (818) 287-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).         Compensatory Arrangements of Certain Officers.

                The Compensation Committee of the Board of Directors of United Online, Inc., a Delaware corporation (the “Company”), granted Mark R. Goldston, the Company’s Chairman, President and Chief Executive Officer, a restricted stock unit award effective as of August 26, 2008, covering 650,000 shares of the Company’s common stock, par value $0.0001 per share, contingent on the closing on August 26, 2008 of the Company’s acquisition of FTD Group, Inc., which occurred on such date.  The restricted stock units will vest in three successive equal annual installments on each of August 15, 2009, August 15, 2010 and August 15, 2011.  The restricted stock units were granted pursuant to the Company’s 2001 Stock Incentive Plan and are subject to the terms of such plan and Mr. Goldston’s employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2008	UNITED ONLINE, INC.

	By:	/s/ Scott H. Ray
Scott H. Ray
Executive Vice President and Chief
Financial Officer